UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 12, 2005 (September 6, 2005)

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1601 S. MoPac Expressway

Suite 100

Austin, Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2005, SigmaTel, Inc., a Delaware corporation (“SigmaTel”), completed its acquisition of Oasis Semiconductor, Inc., a Delaware corporation (“Oasis”), pursuant to an Agreement and Plan of Reorganization by and among SigmaTel, Oasis, PPR Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of SigmaTel, certain stockholders of Oasis and William H. Wrean, Jr., as stockholders’ agent for the stockholders of Oasis, dated September 6, 2005 (the “Acquisition”). Pursuant to the terms of the Acquisition, upon the closing SigmaTel paid to the former stockholders of Oasis an initial cash installment of $57 million. Pursuant to the terms of the Acquisition, SigmaTel has also agreed to pay up to an additional $25 million in cash to the former stockholders of Oasis based on the achievement of certain revenue milestones during the twelve-month period commencing on January 1, 2006.

Pursuant to the terms of the Acquisition, SigmaTel has set aside a reserve of $3,000,000 for an employee retention bonus plan for the former Oasis employees. Bonuses under this plan will be payable over two years in four semi-annual installments based on an allocation determined by SigmaTel and Oasis. In connection with the Acquisition, SigmaTel assumed unvested Oasis options held by employees of Oasis at the time of closing.

$5.7 million of the initial purchase price payment has been deposited in an escrow account for purposes of settling indemnification claims for the one-year period following the closing.

SigmaTel and Oasis reported the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on August 2, 2005 and the corresponding waiting period has expired.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is furnished as Exhibit 2.1 to this Current Report on Form 8-K.

The press release announcing the closing of the Acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements for Oasis Semiconductor, Inc. will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information reflecting the effect of the acquisition of Oasis Semiconductor, Inc. will be filed by amendment to this Current Report on Form 8-K, but in no event later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated September 6, 2005, by and between SigmaTel, Inc., PPR Acquisition Corporation, Oasis Semiconductor, Inc., certain stockholders of Oasis and William H. Wrean, Jr., as stockholders’ agent for the stockholders of Oasis

99.1	Press Release, dated September 6, 2005, announcing the closing of the Acquisition of Oasis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2005

SIGMATEL, INC.

By:	/S/Ross A. Goolsby
Ross A. Goolsby
Vice President of Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

EXHIBIT NO.

2.1	Agreement and Plan of Reorganization, dated September 6, 2005, by and between SigmaTel, Inc., PPR Acquisition Corporation, Oasis Semiconductor, Inc., certain stockholders of Oasis and William H. Wrean, Jr., as stockholders’ agent for the stockholders of Oasis.

99.1	Press Release, dated September 6, 2005, announcing closing of the Acquisition of Oasis

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